Exhibit 10.03

SECOND AMENDED AND RESTATED

SERVICES AGREEMENT

AMONG

DIAMOND SHAMROCK REFINING AND MARKETING COMPANY

VALERO CORPORATE SERVICES COMPANY

VALERO L.P.

VALERO LOGISTICS OPERATIONS, L.P.

RIVERWALK LOGISTICS, L.P.

AND

VALERO GP, L.L.C.

DATED AS OF JULY 1, 2005

SECOND AMENDED AND RESTATED SERVICES AGREEMENT

This SECOND AMENDED AND RESTATED SERVICES AGREEMENT (this “Agreement”) is entered into effective as of July 1, 2005 (the “Effective Date”) by and among DIAMOND SHAMROCK REFINING AND MARKETING COMPANY, a Delaware corporation (“DSRMC”) and VALERO CORPORATE SERVICES COMPANY, a Delaware corporation, both indirect wholly owned subsidiaries of Valero Energy Corporation (“Valero Energy”), VALERO L.P., a publicly traded Delaware limited partnership (the “Partnership”), VALERO LOGISTICS OPERATIONS, L.P. (the “Operating Partnership”), a Delaware limited partnership and an indirect wholly owned subsidiary of the Partnership, RIVERWALK LOGISTICS, L.P., the general partner (the “General Partner”) of the Partnership, and its general partner, VALERO GP, LLC (“Valero GP”).

RECITALS

WHEREAS, Valero GP, an indirect wholly owned subsidiary of Valero Energy, is the general partner of the General Partner; and

WHEREAS, the General Partner is the general partner of the Partnership; and

WHEREAS, all management powers over the business and affairs of the Partnership are exclusively vested in the General Partner and the General Partner is required to conduct, direct and exercise full control over all activities of the Partnership, including, among other things, providing various general and administrative resources and services; and

WHEREAS, certain parties hereto entered into a Services Agreement effective July 1, 2000 pursuant to which DSRMC agreed to provide (i) specified corporate, general and administrative services to the General Partner for an annual administrative fee of $5.2 million, subject to adjustment as provided in the Services Agreement and (ii) other specified services necessary to operate and maintain the assets and operations of the Partnership, with such other services being reimbursable to DSRMC; and

WHEREAS, the Services Agreement was amended and restated (the “Amended and Restated Services Agreement”) effective April 1, 2004 to reflect the significant changes that occurred in the business and operations of the Partnership between July 1, 2000, the effective date of the Services Agreement, and April 1, 2004; and

WHEREAS, the Amended and Restated Services Agreement provides that the General Partner, with the approval and consent of the conflicts committee (the “Conflicts Committee”) of Valero GP, may (i) agree on behalf of the Partnership to increases in the Administrative Services Fee (as such term is defined in the Amended and Restated Services Agreement) in connection with expansions of the Partnership’s operations through acquisition or construction of new assets or businesses, and (ii) amend or modify the Services Agreement; and

WHEREAS, on July 1, 2005, the Partnership completed its acquisition of Kaneb Services, LLC and Kaneb Pipe Line Partners, L.P., effectively doubling the Partnership’s operations; and

WHEREAS, on July 21, 2005, the Conflicts Committee approved a new Administrative Services Fee and the terms of this Agreement; and

WHEREAS, the parties desire to amend and restate the Services Agreement as set forth herein to reflect the significant changes that have occurred in the business and operations of the Partnership since the effective date of the Amended and Restated Services Agreement and to substitute VCSC as a party for DSRMC in all instances; and

WHEREAS, VCSC, for itself and its Affiliates, has agreed to provide certain administrative services under this Agreement to Valero GP, the General Partner, the Partnership and the Operating Partnership (individually, a “Partnership Party,” and collectively, the “Partnership Parties”); and

WHEREAS, the Partnership Parties have agreed to provide certain operational services under this Agreement to VCSC and its Affiliates;

NOW, THEREFORE, for and in consideration of the mutual covenants contained in this Agreement, the parties hereto hereby agree to amend and restate the Amended and Restated Services Agreement as follows:

ARTICLE I
PROVISION OF SERVICES

Section 1.1            Provision of Administrative Services by VCSC and Affiliates.

(a)           General and Administrative Services.  VCSC or any Affiliate or designee of VCSC shall provide non-exclusive management, employee-related and other related services to the Partnership Parties through Valero GP or any Affiliate, which shall include, but shall not be limited to, services related to acquisitions to be made by the Partnership Parties, cash management, review of significant financial opportunities and operating, accounting, legal, engineering, commercial, human resources, information technology and such other management, employee-related and other general and administrative services as set forth on Exhibit A hereto and as VCSC and Valero GP may from time to time agree (the “Administrative Services”).

For purposes of this Agreement, “Affiliates” means entities that directly or indirectly through one or more intermediaries control, or are controlled by, or are under common control with, such party, and the term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise, provided, however, that with respect to VCSC, the term “Affiliate” shall exclude Valero GP, the General Partner, the Partnership and the Operating Partnership.

(b)           Additional Services.  VCSC or any Affiliate shall provide the Partnership Parties with such other services as Valero GP may request from time to time during the term of this Agreement and for such additional compensation as the parties may agree.

(c)           Direct Charges.  Notwithstanding Section 1.1 (a) above, the following items will be directly charged to the Partnership (“Direct Charges”):

all third party expenses directly related to the Partnership Parties, including, but not limited to, public company costs, outside legal fees, outside accounting fees, fees and expenses of external advisors and consultants, and insurance costs, including but not limited to, general liability, automobile liability, comprehensive liability, excess liability, property and directors and officers.

(d)           Nature and Quality of Services.  The quality of the Administrative Services shall be substantially identical to those provided to other subsidiaries and Affiliates of VCSC.

Section 1.2            Fees for Administrative Services.

(a)           Commencing on the Effective Date of this Agreement, and for each contract year thereafter, the Partnership shall pay to VCSC an annual fee (the “Administrative Services Fee”).  The Administrative Services Fee for the contract year ended June 30, 2006 shall be $13.8 million, for the contract year ended June 30, 2007 shall be $14.8 million, and thereafter such fee shall be $15.8 million for the contract year ended June 30, 2008 and the years following, subject to adjustment as provided in paragraph (b) below.

(b)           On the last day of each contract year starting with the contract year ending June 30, 2006, and prior to the beginning of the next contract year, the Administrative Services Fee shall be increased by an amount equal to Valero Energy’s general annual merit increase percentage for the just completed contract year.

(c)           The General Partner, with the approval and consent of the Conflicts Committee, may agree on behalf of the Partnership to further modifications in the Administrative Services Fee in connection with changed levels of Administrative Services provided to the Partnership Parties due to expansions of the Partnership’s operations through acquisition or construction of new assets or businesses.

(d)           At the end of each contract year, the scope of the Administrative Services and the related Administrative Services Fee are subject to review either at the request of VCSC or the Partnership Parties, in either case by providing 10 days written notice to the other party but in no event later than 60 days before the end of the applicable contract year, with such review to be completed no later than July 31 of the immediately following contract year, with any modification of the Administrative Services Fee other than as provided in paragraph (a) above subject to the consent and approval of the Conflicts Committee.

(e)           Any fees payable hereunder for periods less than a full contract year shall be prorated for the period services were provided based on the actual number of days elapsed and a year of 365 days.

Section 1.3            Provision of Operational Services by the Partnership Parties.

(a)           Operational Services.  During the term of this Agreement, the Partnership Parties shall provide certain operational services, including control room oversight, terminal operations oversight, external reporting, system measurement, GIS/mapping support, integrity management program planning and support and other general and operational services substantially to the same extent such services are provided by the Partnership Parties to VCSC and its Affiliates on the Effective Date hereof (the “Operational Services”).  The quality of the Operational Services shall be substantially identical to those provided to other Partnership Parties.

(b)           Additional Operational Services.  The Partnership Parties shall provide VCSC or any Affiliate with such other services as VCSC may request from time to time during the term of this Agreement and for such additional compensation as the parties may agree.

(c)           Fees for Operational Services.  Commencing on the Effective Date of this Agreement and ending on June 30, 2010, and for each contract year thereafter, VCSC shall pay to the Partnership an annual fee (the “Operational Services Fee”).  The Operational Services Fee for the contract year ended June 30, 2006 shall be $1.22 million and thereafter such fee shall be subject to adjustment as provided in paragraph (d) below.  Notwithstanding anything to the contrary contained in this Agreement, the costs of all third parties (if any) utilized by the Partnership to provide Operational Services (in whole or in part) (“Third Party Charges”) will be directly charged to VCSC to the extent reasonably practicable.

(d)           Annual Adjustment.  On the last day of each contract year starting with the contract year ending June 30, 2006, and prior to the beginning of the next contract year, the Operational Services Fee shall be increased by an amount equal to the Partnership’s general annual merit increase percentage for the just completed contract year.

(e)           At the end of each contract year, the scope of the Operational Services and the related Operational Services Fee are subject to review either at the request of VCSC or the Partnership Parties, in either case by providing 10 days written notice to the other party but in no event later than 60 days before the end of the applicable contract year, with such review to be completed no later than July 31 of the immediately following contract year.

(f)            The General Partner, with the approval and consent of the Conflicts Committee, may agree on behalf of the Partnership to further modifications in the Operational Services Fee in connection with changed levels of Operational Services provided by the Partnership Parties due to expansions of VCSC’s or its affiliates’ operations through acquisition or construction of new assets or businesses.

(g)           Any fees payable hereunder for periods less than a full contract year shall be prorated for the period services were provided based on the actual number of days elapsed and a year of 365 days.

Section 1.4            Payment of Fees.

(a)           The fees to be paid pursuant to Section 1.2 shall be paid by the Partnership in equal monthly installments in arrears within 30 days of the end of the month.

(b)           The fees to be paid pursuant to Section 1.3 shall be paid by VCSC in equal monthly installments in arrears within 30 days of the end of the month.  The fees payable to the Partnership pursuant to Section 1.3 may be offset against any fees payable by the Partnership pursuant to Section 1.2.

(c)           To the extent reasonably practicable, all third party invoices for Direct Charges shall be submitted to the Partnership Parties, for payment.  For Direct Charges not paid directly by the Partnership Parties, if any, VCSC shall present Valero GP with an invoice within 10 days after the end of each calendar month which reflects an amount equal to all Direct Charges reimbursable to VCSC.  The Partnership shall pay such sum within 30 days of the end of the applicable calendar month.

(d)           For Third Party Charges not paid directly by VCSC, if any, the Partnership shall present VCSC with an invoice within 10 days after the end of each calendar month which reflects an amount equal to all Direct Charges reimbursable to the Partnership.  VCSC shall pay such sum within 30 days of the end of the applicable calendar month.

Section 1.5            Cancellation or Reduction of Services.  The Partnership Parties may terminate or reduce the level of any Administrative Service on 60 days’ prior written notice to VCSC.  Upon such termination or reduction, the Administrative Services Fee shall be reduced accordingly, whether on a temporary or a permanent basis, for such time as such Administrative Service is reduced or terminated.  VCSC may terminate or reduce the level of any Operational Service on 60 days’ prior written notice to the Partnership Parties.  Upon such termination or reduction, the Operational Services Fee shall be reduced accordingly, whether on a temporary or a permanent basis, for such time as such Operational Service is reduced or terminated.

Section 1.6.           Term.  The provisions of this Article I will apply in respect of Administrative Services and Operational Services until this Agreement is terminated or amended in accordance with Section 2.1 or Section 2.13, respectively.

ARTICLE II
MISCELLANEOUS

Section 2.1            Termination.  This Agreement shall terminate on June 30, 2010 (the “Initial Term”); provided that this Agreement shall automatically continue for successive two year terms after the Initial Term unless or until one year’s advance notice is given by VCSC to terminate this Agreement, in which case this Agreement shall terminate one year after such notice is delivered.  Notwithstanding the foregoing, (1) any Partnership Party (a) may terminate the provision of one or more Administrative Services or reduce the level of one or more Administrative Services in accordance with the provisions of Section 1.5 hereof, and (b) shall have the right at any time to terminate this Agreement by giving written notice to VCSC, and in such event this Agreement shall terminate one hundred and eighty (180) days from the date on which such notice is given; and (2) VCSC may terminate the provision of one or more Operational Services or reduce the level of one or more Operational Services in accordance with the provisions of Section 1.5 hereof.

Section 2.2            No Third Party Beneficiary.  The provisions of this Agreement are enforceable solely by the parties to the Agreement and no limited partner, assignee or other person shall have the right, separate and apart from the parties hereto, to enforce any provisions of this Agreement or to compel an party to this Agreement to comply with the terms of this Agreement.

Section 2.3            No Fiduciary Duties.  The parties hereto shall not have any fiduciary obligations or duties to the other parties by reason of this Agreement.  Subject to the Omnibus Agreement among Valero Energy (as successor to Ultramar Diamond Shamrock Corporation), Valero GP, the General Partner, the Partnership and Valero Logistics Operations, L.P., dated as of April 16, 2001, any party hereto may conduct any activity or business for its own profit whether or not such activity or business is in competition with any activity or business of the other party.

Section 2.4            Limited Warranty; Limitation of Liability

(a)           VCSC represents that it will provide or cause the Administrative Services to be provided to the Partnership Parties with reasonable care and in accordance with all applicable laws, rules, and regulations, including without limitation those of the Federal Energy Regulatory Commission.  EXCEPT AS SET FORTH IN THE IMMEDIATELY PRECEDING SENTENCE AND IN SECTION 1.1 (d), ALL PRODUCTS OBTAINED FOR THE PARTNERSHIP PARTIES ARE AS IS, WHERE IS, WITH ALL FAULTS AND VCSC MAKES NO (AND HEREBY DISCLAIMS AND NEGATES ANY AND ALL) REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE SERVICES RENDERED OR PRODUCTS OBTAINED FOR THE PARTNERSHIP PARTIES.  FURTHERMORE, THE PARTNERSHIP PARTIES MAY NOT RELY UPON

ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE MADE TO VCSC BY ANY PARTY (INCLUDING, AN AFFILIATE OF VCSC) PERFORMING SERVICES ON BEHALF OF VCSC HEREUNDER, UNLESS SUCH PARTY MAKES AN EXPRESS WARRANTY TO VALERO GP OR THE PARTNERSHIP PARTIES.  HOWEVER, IN THE CASE OF SERVICES PROVIDED BY A THIRD PARTY FOR THE PARTNERSHIP PARTIES, IF THE THIRD PARTY PROVIDER OF SUCH SERVICES MAKES AN EXPRESS WARRANTY TO ANY OF THE PARTNERSHIP PARTIES, THE PARTNERSHIP PARTIES ARE ENTITLED TO CAUSE VCSC TO RELY ON AND TO ENFORCE SUCH WARRANTY.

IT IS EXPRESSLY UNDERSTOOD BY THE PARTNERSHIP PARTIES THAT VCSC AND ITS AFFILIATES SHALL HAVE NO LIABILITY FOR THE FAILURE OF THIRD PARTY PROVIDERS TO PERFORM ANY SERVICES HEREUNDER AND FURTHER THAT VCSC AND ITS AFFILIATES SHALL HAVE NO LIABILITY WHATSOEVER FOR THE SERVICES PROVIDED BY ANY SUCH THIRD PARTY UNLESS IN EITHER EVENT SUCH SERVICES ARE PROVIDED IN A MANNER WHICH WOULD EVIDENCE GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT ON THE PART OF VCSC OR ITS AFFILIATES BUT VCSC SHALL, ON BEHALF OF THE PARTNERSHIP PARTIES, PURSUE ALL RIGHTS AND REMEDIES UNDER ANY SUCH THIRD PARTY CONTRACT.  THE PARTNERSHIP PARTIES AGREE THAT THE REMUNERATION PAID TO VCSC HEREUNDER FOR THE SERVICES TO BE PERFORMED REFLECT THIS LIMITATION OF LIABILITY AND DISCLAIMER OF WARRANTIES.  IN NO EVENT SHALL VCSC BE LIABLE TO THE PARTNERSHIP PARTIES OR ANY OTHER PERSON FOR ANY INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES RESULTING FROM ANY ERROR IN THE PERFORMANCE OF SERVICES OR FROM THE BREACH OF THIS AGREEMENT, REGARDLESS OF THE FAULT OF VCSC, ANY VCSC AFFILIATE, OR ANY THIRD PARTY PROVIDER OR WHETHER VCSC, ANY VCSC AFFILIATE, OR THE THIRD PARTY PROVIDER ARE WHOLLY, CONCURRENTLY, PARTIALLY, OR SOLELY NEGLIGENT.  TO THE EXTENT ANY THIRD PARTY PROVIDER HAS LIMITED ITS LIABILITY TO VCSC OR ITS AFFILIATE FOR SERVICES UNDER AN OUTSOURCING OR OTHER AGREEMENT, THE PARTNERSHIP PARTIES AGREE TO BE BOUND BY SUCH LIMITATION OF LIABILITY FOR ANY PRODUCT OR SERVICE PROVIDED TO THE PARTNERSHIP PARTIES BY SUCH THIRD PARTY PROVIDER UNDER VCSC’S OR SUCH AFFILIATE’S AGREEMENT.

(b)           The Partnership Parties represent that they will provide or cause the Operational Services to be provided to VCSC and its Affiliates with reasonable care and in accordance with all applicable laws, rules, and regulations, including without limitation those of the Federal Energy Regulatory Commission.  EXCEPT AS SET FORTH IN THE IMMEDIATELY PRECEDING SENTENCE AND IN SECTION 1.3 (a), ALL PRODUCTS OBTAINED FOR VCSC AND ITS AFFILIATES ARE AS IS, WHERE IS, WITH ALL FAULTS AND THE PARTNERSHIP PARTIES MAKE NO (AND HEREBY DISCLAIM AND NEGATE ANY AND ALL) REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE SERVICES RENDERED OR PRODUCTS OBTAINED FOR VCSC AND ITS AFFILIATES.  FURTHERMORE, NEITHER

VCSC NOR ITS AFFILIATES MAY RELY UPON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE MADE TO THE PARTNERSHIP PARTIES BY ANY PARTY PERFORMING SERVICES ON BEHALF OF THE PARTNERSHIP PARTIES HEREUNDER, UNLESS SUCH PARTY MAKES AN EXPRESS WARRANTY TO VCSC OR ITS AFFILIATES.  HOWEVER, IN THE CASE OF SERVICES PROVIDED BY A THIRD PARTY FORVCSC OR ITS AFFILIATES, IF THE THIRD PARTY PROVIDER OF SUCH SERVICES MAKES AN EXPRESS WARRANTY TO ANY OF VCSC OR THE PARTNERSHIP PARTIES, VCSC IS ENTITLED TO CAUSE THE PARTNERSHIP PARTIES TO RELY ON AND TO ENFORCE SUCH WARRANTY.

IT IS EXPRESSLY UNDERSTOOD BY VCSC AND ITS AFFILIATES THAT THE PARTNERSHIP PARTIES SHALL HAVE NO LIABILITY FOR THE FAILURE OF THIRD PARTY PROVIDERS TO PERFORM ANY SERVICES HEREUNDER AND FURTHER THAT THE PARTNERSHIP PARTIES SHALL HAVE NO LIABILITY WHATSOEVER FOR THE SERVICES PROVIDED BY ANY SUCH THIRD PARTY UNLESS IN EITHER EVENT SUCH SERVICES ARE PROVIDED IN A MANNER WHICH WOULD EVIDENCE GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT ON THE PART OF THE PARTNERSHIP PARTIES BUT THE PARTNERSHIP PARTIES SHALL, ON BEHALF OF VCSC, PURSUE ALL RIGHTS AND REMEDIES UNDER ANY SUCH THIRD PARTY CONTRACT.  VCSC AGREES ON BEHALF OF ITSELF AND ITS AFFILIATES THAT THE REMUNERATION PAID TO THE PARTNERSHIP PARTIES HEREUNDER FOR THE SERVICES TO BE PERFORMED REFLECT THIS LIMITATION OF LIABILITY AND DISCLAIMER OF WARRANTIES.  IN NO EVENT SHALL THE PARTNERSHIP PARTIES BE LIABLE TO VCSC OR ITS AFFILIATES OR ANY OTHER PERSON FOR ANY INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES RESULTING FROM ANY ERROR IN THE PERFORMANCE OF SERVICES OR FROM THE BREACH OF THIS AGREEMENT, REGARDLESS OF THE FAULT OF THE PARTNERSHIP PARTIES OR ANY OF THEIR AFFILIATES, OR ANY THIRD PARTY PROVIDER OR WHETHER THE PARTNERSHIP PARTIES OR ANY OF THEIR AFFILIATES, OR THE THIRD PARTY PROVIDER ARE WHOLLY, CONCURRENTLY, PARTIALLY, OR SOLELY NEGLIGENT.  TO THE EXTENT ANY THIRD PARTY PROVIDER HAS LIMITED ITS LIABILITY TO THE PARTNERSHIP PARTIES FOR SERVICES UNDER AN OUTSOURCING OR OTHER AGREEMENT, VCSC AND ITS AFFILIATES AGREE TO BE BOUND BY SUCH LIMITATION OF LIABILITY FOR ANY PRODUCT OR SERVICE PROVIDED TO VCSC OR ITS AFFILIATES BY SUCH THIRD PARTY PROVIDER UNDER THE PARTNERSHIP PARTIES’ AGREEMENT.

Section 2.5            Force Majeure.  If any party to this Agreement is rendered unable by force majeure to carry out its obligations under this Agreement, other than a party’s obligation to make payments as provided for herein, that party shall give the other parties prompt written notice of the force majeure with reasonably full particulars concerning it.  Thereupon, the obligations of the party giving the notice, insofar as they are affected by the force majeure, shall be suspended during, but no longer than the continuance of, the force majeure.  The affected party shall use all reasonable diligence to remove or remedy the force majeure situation as quickly as practicable.

The requirement that any force majeure situation be removed or remedied with all reasonable diligence shall not require the settlement of strikes, lockouts or other labour difficulty by the party involved, contrary to its wishes. Rather, all such difficulties may be handled entirely within the discretion of the party concerned.

The term “force majeure” means any one or more of: (a) an act of God, (b) a strike, lockout, labour difficulty or other industrial disturbance, (c) an act of a public enemy, war, blockade, insurrection or public riot, (d) lightning, fire, storm, flood or explosion, (e) governmental action, delay, restraint or inaction, (f) judicial order or injunction, (g) material shortage or unavailability of equipment, or (h) any other cause or event, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the party claiming suspension.

Section 2.6        Further Assurances.  In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments as may be required for a party to provide the Administrative Services or the Operational Services hereunder and to perform such other additional acts as may be necessary or appropriate to effectuate, carry out, and perform all of the terms and provisions of this Agreement.

Section 2.7        Time of the Essence.  Time is of the essence in this Agreement.

Section 2.8        Notices.  Any notice, request, demand, direction or other communication required or permitted to be given or made under this Agreement to a party shall be in writing and may be given by hand delivery, postage prepaid first-class mail delivery, delivery by a reputable international courier service guaranteeing next business day delivery or by facsimile (if confirmed by one of the foregoing methods) to such party at its address noted below:

(a)           in the case of VCSC, to:

Valero Corporate Services Company

One Valero Way

San Antonio, Texas 78249

Attention:  Legal Department

Telecopy: (210) 345-5889

(b)           in the case of the General Partner and Valero GP, to:

Valero GP, LLC

One Valero Way

San Antonio, Texas 78249

Attention: President

Telecopy: (210) 370-4392

or at such other address of which notice may have been given by such party in accordance with the provisions of this Section.

Section 2.9        Counterparts.  This Agreement may be executed in several counterparts, no one of which needs to be executed by all of the parties.  Such counterpart, including a facsimile transmission of this Agreement, shall be deemed to be an original and shall have the same force and effect as an original.  All counterparts together shall constitute but one and the same instrument.

Section 2.10     Applicable Law.  The provisions of this Agreement shall be construed in accordance with the laws of the State of Texas, excluding any conflicts of law rule or principle that might refer the construction or interpretation hereof to the laws of another jurisdiction.

Section 2.11     Binding Effect; Assignment.  Except for the ability of VCSC to cause one or more of the Administrative Services to be performed by a third party provider or an Affiliate, no party shall have the right to assign its rights or obligations under this Agreement without the consent of the other parties.

Section 2.12     Invalidity of Provisions.  In the event that one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or impaired thereby.

Section 2.13     Modification; Amendment.  This Agreement may be amended or modified from time to time only by a written amendment signed by all parties hereto; provided however, that the Partnership Parties may not, without the prior approval of the Conflicts Committee, agree to any amendment or modification to this Agreement that, in the reasonable discretion of the General Partner, will adversely affect the holders of common units of the Partnership.

Section 2.14     Entire Agreement.  This Agreement constitutes the whole and entire agreement between the parties hereto and supersedes any prior agreement, undertaking, declarations, commitments or representations, verbal or oral, in respect of the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement with effect as of the date first above written.

DIAMOND SHAMROCK REFINING AND MARKETING COMPANY

By:	/s/ Michael S. Ciskowski
Name: Michael S. Ciskowski
Title: Senior Vice President

VALERO CORPORATE SERVICES COMPANY

By:	/s/ Michael S. Ciskowski
Name: Michael S. Ciskowski
Title: Senior Vice President

VALERO L.P

By:	Riverwalk Logistics, L.P.

By:	Valero GP, LLC

By:	/s/ Curtis V. Anastasio
Name: Curtis V. Anastasio
Title: President

VALERO LOGISTICS OPERATIONS, L.P.

By:	Valero GP, Inc.

By:	/s/ Curtis V. Anastasio
Name: Curtis V. Anastasio
Title: President

VALERO GP, LLC

By:	/s/ Curtis V. Anastasio
Name: Curtis V. Anastasio
Title: President

RIVERWALK LOGISTICS, L.P.

By:	Valero GP, LLC

By:	/s/ Curtis V. Anastasio
Name: Curtis V. Anastasio
Title: President

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED SERVICES AGREEMENT

EXHIBIT A

Administrative Services provided to the Partnership Parties:

Ad Valorem Tax Services (note:  ad valorem taxes are Direct Charges)

Controller

External Reporting

Corporate Tax

Accounting Governance

Non-Hydrocarbons Operations Accounting

Corporate Aviation and Travel Services

Corporate Communications and Public Relations

Corporate Development

Data Processing and Information Technology Services

Executive Oversight

Financial Accounting and Reporting

Foreign Trade Zone Reporting and Accounting

Governmental Affairs

Group Accounting

Health, Safety & Environmental Services

Human Resources Services

Benefit Accounting

Benefit Plan Administration

Retirement Plan Administration

401(k) Savings Plan Administration

Payroll Services

Training Services

Internal Audit

Legal

General Litigation Support

General Corporate

General Commercial

Labor & Employment

Tariff Maintenance

Environmental and Regulatory

Office Services

Mail Center/ Mail Services

Health Club

Office Space including building maintenance

Purchasing/Fleet Management

Records Management

Real Estate Management

Right-of-Way Services

Risk and Claims Management Services (note:  insurance premiums are Direct Charges)

Security Services

Shareholder and Investor Relations

Treasury & Banking

Finance Services

Cash Management

Credit Services

In providing the foregoing services, VCSC shall be acting on behalf of and as agent for the Partnership Parties.

A-1